                                                            Exhibit No. Ex-99.11

                             Joint Filer Information

Name of Joint Filer: John T. Kim, as  Co-trustee  of the Allyson Lee Kim Trust of
                     10/15/01  (Irrevocable),  the  Irrevocable  Deed of Trust of
                     James J. Kim,  Settlor  F/B/O Jason Lee Kim - 11/17/03,  the
                     John T. Kim Trust  dated  10/27/04  for the  benefit  of his children (Irrevocable),  the Dylan James Panichello Trust of
                     10/15/01  (Irrevocable),  the  Irrevocable  Deed of Trust of
                     James J. Kim for Alexandra Kim Panichello - 12/24/92 and the
                     Irrevocable  Deed of Trust  of  James J. Kim for  Jacqueline
                     Mary  Panichello  -  10/3/94  and as  Settlor,  trustee  and beneficiary of the John T. Kim Trust dated 12/31/87.

Address:             1345 Enterprise Drive
                     West Chester, Pennsylvania 19380

Designated Filer:    Susan Y. Kim

Issuer &
Ticker Symbol:       Amkor Technology, Inc. (AMKR) (NASDAQ National Market
                     System)

Date of Event
Requiring
Statement:           October 27, 2004

Signature:           /s/John T. Kim                       Date  November 8, 2004
                     John T. Kim, in his capacities
                     listed above